Exhibit 10.7
                                      Done

                                     in this
                             Free and Hanseatic City
                                   of Hamburg

On this 26th day of November 2003

Before me,

               the notary public Dr. Adam Freiherr von Kottwitz
                   residing at Neuer Wall 75, 20354 Hamburg

appeared today.

The attorney Dr. Gernot Stenger, born March 29, 1957 in Ewersbach, domiciled at Colonnaden 5, 20354 Hamburg,

personally known to me.

The appeared declared not to act in his own name, but on behalf of

1. The company Pioneer Financial Industries, Inc., a company duly registered under the laws of Nevada (USA) with its principal place of business at 955
     S. Virginia, Ste. 116, Reno, NV 89502, duly represented by its President Mr. William D. Sullivan.

                                                hereinafter referred to as "PFI"
                                                                            ---

and

2. The company Pioneer Financial Services, Inc, a company duly registered under the laws of Missouri (USA) with its principal place of business at 4700 Belleview, Kansas City, MO 64112, duly represented by its President Mr. Thomas Holcom.

                                                hereinafter referred to as "PFS"
                                                                            ---

Acting without proper power of attorney, the appeared declared and promised that he will submit power of attorney/respectively confirmation documents from both companies without undue delay.

The appeared then declared the following:

                               TRANSFER OF SHARES

                                      ss. 1
                                Corporate matters
                                -----------------

1. PFI is the owner of one share in the amount of DM 49.000 in the company Pioneer Sales Services Gesellschaft mit beschrankter Haftung (the "Company"), a company duly established under the laws of Germany, with registered seat in Hanau, registered with the trade register of the Lower Court in Hanau under number HRB 5619. A further share in the amount of DM
     1.000 is being held by PFS.

2. The registered share capital of the Company amounts to DM 50.000. There are no outstanding shares and no resolutions on a capital increase have been made or filed.

3.   All shares have been fully paid in.


                                      ss. 2
                                 Share transfer
                                 --------------

1. PFI hereby transfers and assigns to PFS its share in the Company in the amount of DM 49.000 per the effective date (ss. 3).

     PFS agrees and accepts the transfer and the assignment of the share of DM 49.000.

2. PFI and PFS agree that the share transfer shall be made as a capital contribution to PFS which will be effected within the United States by a separate deed. No consideration shall be payable by PFS.

                                      ss. 3
                                 Effective date
                                 --------------

The effective date for the share transfer shall be September 30, 2003.


                                      ss. 4
                                   Warranties
                                   ----------

PFI represents and warrants that the share in the amount of DM 49.000 has been fully paid in, is not encumbered or pledged or charged in any other way. PFI is fully entitled to transfer the share as effected by this deed.


                                      ss. 5
                            Shareholders resolutions
                            ------------------------

1. PFI and PFS hereby declare that under waiver of all statutory formalities and all formalities under the articles of association of the Company they both give their explicit consent to the share transfer. The managing director of the Company is hereby instructed to issue a document whereby the Company itself gives its consent.

2. Since PFS is now the sole shareholder of all shares in the Company it is furthermore hereby resolved that the shares in the amount of DM 49.000 and DM 1.000 shall be merged into one single share in the amount of DM 50.000.

3. Together with the share PFS acquires all rights with respect to profits and any undisbursed dividends.



                                      ss. 6
                                  Miscellaneous
                                  -------------

1.   The costs of this deal shall be born by PFI.

2. Should one or several provisions of this agreement be invalid or impracticable in whole or in part then the remainder of the provisions of this agreement shall be unaffected thereby. In lieu of such an invalid or impractical provision such provision shall be deemed to have been replaced by a valid and practical provision which corresponds to the spirit and the purpose of the invalid or impracticable provision to the maximum extent possible. The same shall apply if this agreement should contain omissions.

3.   This agreement shall be governed by the laws of Germany.


Read, signed and sealed



/s/ William D. Sullivan, Chief Executive Officer